Exhibit 99.1

CONTACTS: Zachary C. Parker Chief Executive Officer and President John E. Kahn Chief Financial Officer TeamStaff, Inc. 1 Executive Drive Somerset, NJ 08873 866-352-5304	FOR IMMEDIATE RELEASE Donald C. Weinberger/Diana Bittner (media) Wolfe Axelrod Weinberger Associates, LLC 212-370-4500 don@wolfeaxelrod.com diana@wolfeaxelrod.com
TeamStaff Granted 180-Day Extension by Nasdaq
To Regain Compliance with Minimum Bid Price Rule
Somerset, New Jersey — December 1, 2010 — TeamStaff, Inc., (NASDAQ: TSTF) a leading healthcare and logistics services provider to the Federal Government and Department of Defense, today announced that it received a letter, dated November 30, 2010, from The Nasdaq Stock Market notifying TeamStaff that it has met all of the requirements to be granted an additional 180-day compliance period, or until May 31, 2011, to regain compliance with the $1.00 per share minimum bid price rule for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The letter states that although the Company had not regained compliance with the listing rule, it was eligible for the second grace period since it satisfied the other applicable requirements for continued listing on the Nasdaq Capital Market. The new compliance period is an extension of the initial 180-day period provided for in Nasdaq’s deficiency notice to TeamStaff, dated June 1, 2010.
The Company may achieve compliance during the additional 180-day period if the closing bid price of the Company’s common stock is at least a $1.00 per share for a minimum of 10 consecutive business days before May 31, 2011. This notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market or on the trading of the Company’s common stock. If the Company does not regain compliance during the second compliance period, Nasdaq will provide written notice that the Company’s common stock is subject to delisting from The Nasdaq Capital Market. In that event, the Company may appeal such determination to a hearings panel. There can be no guarantee that the Company will be able to regain compliance with the Nasdaq listing rule.
About TeamStaff, Inc.
TeamStaff serves clients and their employees throughout the United States as a full-service provider of logistics and healthcare support services. TeamStaff specializes in providing high quality healthcare, logistics, and technical services to Federal agencies and the Department of Defense. For more information, visit the TeamStaff corporate web site at www.teamstaff.com or the TeamStaff Government Solutions web site at www.teamstaffgs.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
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